Paul Hastings	Paul, Hastings, Janofsky & Walker LLP 515 South Flower Street, 25th Floor, Los Angeles, CA 90071-2228 telephone 213-683-6000 / facsimile 213-627-0705 / internet www.paulhastings.com

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November 8, 2007

Brandes Investment Trust
11988 El Camino Real, Suite 500
San Diego, California 92130

Ladies and Gentlemen:

We have acted as counsel to Brandes Investment Trust, a Delaware statutory trust (the “Trust”), in connection with an amendment to the Trust’s Registration Statement filed on Form N–1A with the Securities and Exchange Commission (the “Registration Statement”) relating to the issuance by the Trust of shares of beneficial interest (the “Shares”) of the Brandes Institutional Core Plus Fixed Income Fund series of the Trust (the “Core Plus Fund”) and the Brandes Institutional Enhanced Income Fund series of the Trust (the “Enhanced Income Fund”, and together with the Core Plus Fund, the “Fixed Income Funds”).

In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.  We have based our opinion upon our review of the following records, documents and instruments:

(a)           the Trust’s Certificate of Trust as filed with the Delaware Secretary of State on September 15, 1994, as amended on August 15, 1996 and September 20, 2005, certified to us by an officer of the Trust as being true and complete on the date hereof;

(b)           the Trust’s Agreement and Declaration of Trust dated July 6, 1994, as amended on December 7, 1994 (the “Trust Instrument”), certified to us by an officer of the Trust as being true and complete on the date hereof;

(c)           the By-laws of the Trust, certified to us by an officer of the Trust as being true and complete on the date hereof;

(d)           resolutions of the Trust’s Board of Trustees adopted on October 22, 2007 authorizing the establishment of the Fixed Income Funds and the issuance of the Shares, certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

(e)           the Registration Statement; and

(f)           a certificate of an officer of the Trust concerning certain factual matters relevant to this opinion.

Paul Hastings

Brandes Investment Trust
November 8, 2007

Our opinion below is limited to the statutory trust law of the State of Delaware.  We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code (the “Delaware Statutory Trust Act”) and the case law interpreting the Delaware Statutory Trust Act as reported in Delaware Laws Affecting Business Entities (Matthew Bender & Company, Inc., 2007 Spring Edition) as updated on Westlaw through October 25, 2007.  We have not undertaken a review of other Delaware law or of any administrative or court decisions in connection with rendering this opinion.  We disclaim any opinion as to any law other than that of the statutory trust law of the State of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for consideration at their net asset value on the date of their issuance in accordance with statements in the Registration Statement and in accordance with the Trust Instrument, (ii) all consideration for the Shares will be actually received by the Trust, and (iii) all applicable securities laws will be complied with, then it is our opinion that, when issued and sold by the Trust, the Shares will be legally issued, fully paid and nonassessable by the Trust.

This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit.  This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent.  We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

We hereby consent to (i) the reference of our firm as Legal Counsel in the Registration Statement, and (ii) the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP